Exhibit 99.3

Deutsche Bank

Annual Media Conference 2020

30 January 2020 – Frankfurt am Main

150 YEARS

2019: Substantial progress on our strategic transformation

- Announced radical restructuring of Deutsche Bank
- 2019 adjusted profit in the Core Bank stronger than in 2018 despite massive transformation
- Clients, regulators and employees welcoming revitalized strategy
- Material cost reduction delivered on target
- De-risking of Capital Release Unit ahead of target with less than anticipated knock-on impact
- Strong capital position validates ability to fund remaining transformation within our existing resources

Note: This presentation also contains non-IFRS financial measures. For a reconciliation to directly comparable figures reported under IFRS, to the extent such reconciliation is not provided in this presentation, refer to the Q4 2019 Financial Data Supplement, which accompanies this presentation and is available at www.db.com/ir. Throughout this presentation totals may not sum due to rounding differences

Delivered on all objectives in 2019

	2019 objectives	2019	
Adjusted costs[(1)]	€ 21.5bn	€ 21.5bn	✓
CET 1 ratio	>13%	13.6%	✓
Leverage ratio	4%	4.2%	✓
CRU risk weighted assets	€ 52bn	€ 46bn	✓
CRU leverage exposure	€ ~140bn	€ 127bn	✓
Employees[(2)]	<90k	87.6k	✓

(1) Excluding transformation charges and expenses associated with the Prime Finance platform being transferred to BNP Paribas and which are consistent with those eligible for reimbursement under the terms of the transfer agreement. Reimbursement is effective from 1 December 2019. Noninterest expenses (reported) 2019: € 25.1bn, Adjusted costs (reported) 2019: € 22.8bn
(2) Internal full-time equivalents

Stabilizing and building momentum in the Core Bank

€ bn



Revenues ex specific items(1)
Capital Release Unit
Core Bank
24.6
1.9
22.7
23.2
0.3
22.8
2018
2019



Adjusted profit before tax(2)
2.6
(1.4)
2.8
(2.4)
Core Bank
Capital Release Unit
2018
2019

(1) Revenues (reported) 2019: Group €23.2bn, Core Bank €23.0bn, Capital Release Unit €0.2bn
(2) Profit (loss) before tax (reported) 2019: Group €(2.6)bn, Core Bank €0.5bn, Capital Release Unit €(3.2)bn

Stabilizing revenues

€ bn, Core Bank revenues[1] excluding specific items


(2%)
10.8
11.0
2.6
0%
2.6
CB
3.0
7%
3.2
IB
4.1
(2)%
4.0
PB
1.1
12%
1.2
AM
H2 2018
H2 2019

Corporate Bank	— Higher revenues in our commercial clients business — Solid revenue performance in Asia
Investment Bank	— Higher revenues in both FIC Sales & Trading and Origination & Advisory — Market share gains in debt origination[2]
Private Bank	— Growth in loans and investment products — Wealth Management revenue growth
Asset Management	— Revenue growth supported by higher performance fees in active — Net inflows for the fourth quarter in a row

(1) Revenues in Corporate & Other (H2 2018: € 46m, H2 2019: € (17)m) are not shown on this chart but are included in Core Bank totals
(2) Source: Dealogic

Grow the core: our Corporate Bank


Investment Bank
Corporate Bank
Asset Management
Private Bank

Corporate cash transactions
in bn


+9%
2.7
2.9
2018
2019

Strategic priorities

- Be the bank of choice for the Corporate Treasurer
- Capture the full potential of our payments business
- Grow Asia-Pacific revenues
- Export domestic coverage concept to the rest of the world

Demonstrate resilience in our Investment Bank


Investment Bank
Corporate Bank
Asset Management
Private Bank

Revenues with top 100 institutional clients


+15%
2018
2019

Strategic priorities

- Drive cost reductions within infrastructure
- Optimize funding
- Stabilize our revenues and focus on core strengths
- Invest in technology capabilities to optimize flow business

Improve efficiency in our Private Bank


Investment Bank
Corporate Bank
Asset Management
Private Bank


Loans, in € bn
+4%
221
230
2018
2019

Strategic priorities

- Drive efficiencies, in particular in Germany
- Monetize #1 position in Germany
- Convert deposits into investment products and mandates
- Grow international and wealth platforms

Delivering sustainable value in Asset Management



Investment Bank
Corporate Bank
Asset Management
Private Bank

Net flows, in € bn



25
(23)
2018
2019

Strategic priorities

- Launch innovative products and maintain strong performance track record
- Leverage strategic partnerships and broad product offering
- Become ESG thought leader in the AM industry
- Make DWS a top 10 asset manager globally
- Take further cost measures to improve efficiency and profitability

Material cost reduction fully on track

€ bn, adjusted costs ex transformation charges(1)


23.9
22.8
21.5
19.5
17.0
2017
2018
2019
2020 target
2022 target

(1) Excluding expenses associated with the Prime Finance platform being transferred to BNP Paribas and which are consistent with those eligible for reimbursement under the terms of the transfer agreement. Reimbursement is effective from 1 December 2019. Noninterest expenses (reported) 2019: € 25.1bn, Adjusted costs (reported) 2019: € 22.8bn

Strong capital position

CET 1 ratio


13.6%
13.6%
>13.0%
2018
2019
2019 objective

Capital Release Unit risk weighted assets (€ bn)


72
46
52
6
2018
2019
2019 objective

Conservatively managed balance sheet

	2019	Comment
Provision for credit losses as a % of loans	17bps	Reflects strong underwriting standards and low risk portfolios
Loans as a % of deposits	76%	Supports continued loan growth
Most stable funding(1)	83%	Strong funding base due to structural improvements in the balance sheet
Liquidity coverage ratio	141%	€ 55bn excess above 100% liquidity coverage ratio requirement

(1) Most stable funding as a proportion of total external funding profile. Most stable funding is defined as funds from Capital Markets & Equity, Private Bank and Corporate Bank

Deutsche Bank

Annual Media Conference 2020

James von Moltke, Chief Financial Officer

150 YEARS

Results entirely driven by transformation progress

Net income (loss), full year 2019, € bn


(5.3)
(2.8)
Net loss
Deferred tax asset valuation adjustments

Profit (loss) before tax, full year 2019, € bn


0.4
3.0
(2.6)
Loss before tax
Specific revenue and cost items
Profit before tax (adjusted)

Core Bank profitable and growing

Full year 2019 profit (loss) before tax, € bn



+7%
2,8
2,6
2,2
0.5
3.2
(2,6)
Group reported
CRU reported
Core Bank reported
Specific revenue and cost items
Core Bank adjusted
Core Bank 2018 adjusted
Core Bank

70 percent of anticipated cumulative transformation effects already absorbed

Transformation-related effects, € bn



Deferred Tax Asset valuation adjustment
Pre-tax items
Goodwill impairment(1)
Restructuring & severance(2)
Real estate charges
Software impairment(3)
2.8
1.0
0.7
0.1
1.0
0.6
1.1
0.2
0.6
2019
2020 - 2022

		2019 – 2022 expected cumulative expenses	% of total in 2019
	Deferred Tax Asset valuation adjustment	3.4	82%
Nonoperating costs	Goodwill impairment	1.0	100%
Nonoperating costs	Restructuring & severance	1.8	40%
Transformation charges(4)	Real estate charges	0.3	47%
Transformation charges(4)	Software impairment/ accelerated amortization	1.5	63%
Total transformation-related effects			**70%**

Note: Estimated restructuring and severance, impairments and deferred tax valuation adjustments in future periods are preliminary and subject to change. Non-tax items are shown on a pre-tax basis
(1) Non-tax deductible
(2) Excludes H1 2019 restructuring & severance of € 0.1bn, prior to the strategy announcement on 7 July 2019
(3) Includes accelerated amortization
(4) Included in adjusted costs

8th consecutive quarter of year-on-year adjusted cost reductions

Adjusted cost ex. transformation charges[1], € bn



Bank levies
0.7
5.7
5.6
5.5
5.4
0.6
5.3
5.3
5.2
5.1
(0.3)
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019

Full year adjusted cost development, € bn



22.8
22.8
(6)%
1.1
0.1
21.5
Transformation charges
Global Prime Finance
Adjusted costs ex. transformation charges and Global Prime Finance
2018
2019

(1) Excluding bank levies; Noninterest expenses (reported) 2019: € 25.1bn

Capital Release Unit: Asset reduction ahead of schedule

Leverage exposure, period end, € bn



281
250
177
127
Full year 2019 target
140
4Q 2018
2Q 2019
3Q 2019
4Q 2019

Capital Release Unit risk weighted assets, period end, € bn



72
65
56
46
Full year 2019 target
52
4Q 2018
2Q 2019
3Q 2019
4Q 2019

Asset reduction supports capital strength

Common Equity Tier 1 (CET1) ratio: impact of net loss/asset reduction 3Q – 4Q 2019


13.4%
13.6%
Transformation target
At least 12.5%
11.6%
2020 Maximum Distributable Amount(1)
3Q 2019
Capital-relevant net loss
Asset reduction
Regulatory impact
4Q 2019

(1) Reduced Pillar 2 requirement of 2.5% following 2019 Supervisory Review and Evaluation Process (SREP), applicable from 1 January 2020

Corporate Bank: 2019 performance in summary

Revenues ex. specific items, € bn


0%
5.3
5.3
2018
2019

Profit (loss) before tax, € m


(26%)
1,260
939
137
2019 reported
Specific revenue and cost items
2019 adjusted
2018 adjusted

Note: Revenues (reported) 2019: € 5.3bn

Investment Bank: 2019 performance in summary

Revenues ex. specific items, € bn


(3%)
7.2
7.0
2018
2019

Profit (loss) before tax, € m


+5%
433
863
823
2019 reported
Specific revenue and cost items
2019 adjusted
2018 adjusted

Note: Revenues (reported) 2019: € 7.0bn

Private Bank: 2019 performance in summary

Revenues ex. specific items, € bn


(2%)
8.3
8.1
2018
2019

Profit (loss) before tax, € m


+18%
524
445
(265)
2019 reported
Specific revenue and cost items
2019 adjusted
2018 adjusted

Note: Revenues (reported) 2019: € 8.2bn

Asset Management: 2019 performance in summary

Revenues ex. specific items, € bn


+7%
2.2
2.3
2018
2019

Profit (loss) before tax, € m


+31%
468
539
413
2019 reported
Specific revenue and cost items
2019 adjusted
2018 adjusted

Note: Revenues (reported) 2019: € 2.3bn

Our objectives and financial targets

	2020	2022
Adjusted costs[(1)]	€ 19.5bn	€ 17bn
CET1 ratio	At least 12.5%	At least 12.5%
Leverage ratio	4.5%	~5%
Group return on tangible equity		8%
Core Bank return on tangible equity		>9%
Cost income ratio		70%

(1) Excluding transformation charges and expenses associated with the Prime Finance platform being transferred to BNP Paribas and which are consistent with those eligible for reimbursement under the terms of the transfer agreement. Reimbursement is effective from 1 December 2019

Deutsche Bank

Annual Media Conference 2020

Fabrizio Campelli, Chief Transformation Officer

150 YEARS

Driving the transformation of our bank


Our ambition:
Transform Deutsche Bank into an organization that is inspired by our clients and continuously designed by our staff
Client obsessed
Entrepreneurial
Tech driven
Sustainable

Our transformation roadmap

Business Model Transformation	Clients, Growth and Innovation	Costs, Tech and Infra Efficiency	Leadership, Control and Integrity Culture	Capital and Balance Sheet Efficiency
Corporate Bank Growth	One Bank Client Focus	IT and Data Efficiency	Culture and Accountability	Capital Release Unit
Investment Bank Refocus	Product and Service Innovation	Infrastructure Target Operating Model	Client Lifecycle Re-Engineering	Capital Accretion and Optimization
Private Bank Efficiency	Sustainable Banking (ESG)	Workforce Planning and Comp. Cost	Regulatory Excellence	Balance Sheet & Liquidity Optimization
DWS Growth		Cost Catalyst Programme	Front to Back Control Enhancement	
		End-to-End Process Re-Engineering		
		Financial & Analytics Enhancements		

Deutsche Bank

Annual Media Conference 2020

Christiana Riley, Chief Executive Officer Americas

150 YEARS

Our clients want us to be in the US

An important region for our core clients to do business with

Percentage of DAX30 revenue by geography


Americas
25%
FY
2018
75%
Rest of
world

German corporates continue to invest in the US

Foreign Direct Investment by German entities in the US
in € bn


FDI flow
FDI stock
232
276
303
326
335
30
25
20
15
10
5
0
8
29
17
17
20
28
2013
2014
2015
2016
2017
2018
9M 2019

US corporate clients are actively issuing debt in Euro

Euro issuance by global corporates
geographic distribution in %


EU
RoW
US
22%
12%
66%
19%
14%
67%
10%
18%
73%
24%
12%
63%
2016
2017
2018
2019

Source: DB Research, Deutsche Bundesbank

A rightsized business model with our core strengths

Our business strategy

- Leading in debt underwriting and financing businesses
- Highly relevant for global corporations, e.g. in FX business
- Focus on sustainable investment solutions

Our winning position

- #1 Euro and largest non-US domiciled USD clearer[1]
- #1 Commercial Real Estate Financing[2]
- Top 5 in Asset-Backed Financing[2]

Efficient use of resources

Share of Group leverage[3]


22%
YE
2019
78%

Share of headcount


10%
YE
2019
90%

Share of Core Bank revenues


20%
FY
2019
80%

Americas
Rest of DB Group

1) SWIFT Peer Benchmark Report H1 2019
2) Coalition H1 2019 Competitor Analytics
3) Leverage exposure on external assets booked within US entities as a proportion of DB Group consolidated leverage exposure

Deutsche Bank

Annual Media Conference 2020

Christian Sewing, Chief Executive Officer

150 YEARS

Market perception beginning to turn

Deutsche Bank 5yr CDS vs. peer CDS



DB senior preferred CDS
Peers
130
110
90
70
50
30
10
1 Jul 2019
1 Sep 2019
1 Nov 2019
1 Jan 2020

AT1 development (price in %)



DB 6% PerpNC8 (EUR)
DB 7.5% PerpNC10 (USD)
100
95
90
85
80
75
70
1 Jan 2019
1 Apr 2019
1 Jul 2019
1 Oct 2019
1 Jan 2020

Ambition to lead the transition to sustainable finance

Foundation

Develop own capabilities

Build-up

Leverage universal banking model to develop holistic sustainable finance product suite

Aspiration

Be the strategic partner of choice to support our clients' transition to a sustainable business model

Highlights

Foundation	Build-up	Aspiration
– Carbon neutral since 2012 – First Deutsche Bank green bond issuance targeted for 2020	– € 20bn ESG bond issuance for clients in 2019 – DWS acquisition of stake in Arabesque AI	– Expand ESG advisory capabilities – Increasing share of ESG assets in financing portfolio

2020: transformation and growth


Investment Bank
Corporate Bank
Asset Management
Private Bank
150
YEARS

- Focus on core strengths
- Disciplined execution – delivery against targets
- Leverage regained trust to revitalize growth
- A new approach to leadership, culture and the way we work

Appendix

Adjusted profit (loss) before tax

Full year 2019, € m

	Group	Core Bank	Capital Release Unit
Profit before tax reported	(2,634)	543	(3,177)
Specific revenue items	8	(108)	116
Transformation charges	1,145	635	510
Goodwill impairments	1,037	1,037	(0)
Restructuring & severance	805	649	157
Profit before tax adjusted	361	2,756	(2,395)

Cautionary statements

The figures in this presentation are preliminary and unaudited. Our Annual Report 2019 and SEC Form 20-F are scheduled to be published on 20 March 2020.

This presentation contains forward-looking statements. Forward-looking statements are statements that are not historical facts; they include statements about our beliefs and expectations and the assumptions underlying them. These statements are based on plans, estimates and projections as they are currently available to the management of Deutsche Bank. Forward-looking statements therefore speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

By their very nature, forward-looking statements involve risks and uncertainties. A number of important factors could therefore cause actual results to differ materially from those contained in any forward-looking statement. Such factors include the conditions in the financial markets in Germany, in Europe, in the United States and elsewhere from which we derive a substantial portion of our revenues and in which we hold a substantial portion of our assets, the development of asset prices and market volatility, potential defaults of borrowers or trading counterparties, the implementation of our strategic initiatives, the reliability of our risk management policies, procedures and methods, and other risks referenced in our filings with the U.S. Securities and Exchange Commission. Such factors are described in detail in our SEC Form 20-F of 22 March 2019 under the heading "Risk Factors." Copies of this document are readily available upon request or can be downloaded from www.db.com/ir.

This presentation also contains non-IFRS financial measures. For a reconciliation to directly comparable figures reported under IFRS, to the extent such reconciliation is not provided in this presentation, refer to the Q4 2019 Financial Data Supplement, which is accompanying this presentation and available at www.db.com/ir